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                                                                   EXHIBIT 10.15


                        ADMINISTRATIVE SERVICES AGREEMENT
                           HEALTHCARE SERVICES SUPPORT


Client: The Prudential Insurance Company of America (herein referred to as "Client")

Effective Date: March 9, 1998




Prudential Service Bureau, Inc., (herein referred to as "PSBI"), agrees to perform for the Client the services described in Section A, as further detailed in the Schedule of Service Specifications attached hereto and made a part of this Agreement. The Client, in consideration of the performance of these services, agrees to pay PSBI the compensation provided in Sections A and B hereof.

This Agreement, including Sections A through G, constitutes the entire agreement between the parties hereto with respect to the services described herein. Any modification of this Agreement is to be made only by a formal amendment executed by each of the parties.

The parties hereto have caused this Agreement to be executed in duplicate by their respective officers duly authorized to do so.

Client: The Prudential Insurance Company of America

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(Title)
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(Date)
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Accepted by: Prudential Service Bureau, Inc.

(Signature)
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(Title)
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(Date)
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Section A. SERVICES AND FEES.

         PSBI shall provide the services listed below (the "Healthcare Support Services"), to the Client for the respective periods set forth below, on such terms and in such manner that is consistent with the standard of service provided from PSBI to the Client prior to the date hereof.

         1.       Healthcare Support Services Provided:

                  (a) Long-term Care: Enrollment and database administration for the Client's Long-term Care insurance offering plus on-site assessment as requested. This service includes enrolling employees in the coverage, maintaining the participant databases, preparing billing files and managing customer service questions. The charge basis will remain the same as it is shown in the most recent (January, 1998) Cross- Business Unit Billing report provided by PSBI to the Client. The billings based upon a cost plus 5% for costs incurred by PSBI in providing the services contemplated by this Section A.1.a. Such service will be provided until September 30, 1998 and monthly billing reports will continue to be provided consistent with past practice.

                  (b) Optical Character Recognition: Optical Character
                      Recognition ("OCR") services are provided by PSBI to support the Client's on- going managed dental encounter from processing and customer service survey effort and to facilitate automated enrollment into Prudential Healthcare health plans. Such services will be provided until December 31 1998 an monthly billing reports will continue to be provided. Monthly fees for the OCR services will be calculated as set forth on the attached Schedule 1(b).

                  (c) Prudential Dental Organization: Prudential Dental
                      Organization is the Client's preferred provider dental product. In support of this product, PSBI shall maintain the database of participating dentists. The database contains demographic data for each dental office in the network nationwide and is used to produce directories for Prudential Dental Organization clients companies and plan participants. PSBI shall maintain individual files on each participating dental office that include the applications and credentialling information received from each office. PSBI staffs a toll-free telephone hot-line for dental offices to field inquiries about the Prudential Dental Organization program. The charge basis will remain the same as it is shown in the most recent (January, 1998) Cross-Business Unit Billing report provided by PSBI to the Client. The billing is based upon a cost plus 5% for costs


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                      incurred by PSBI in providing the services contemplated by this Section A.1.c. Such service will be provided until December 31, 1998 and monthly billing reports will continue to be provided consistent with past practice.
                      With respect to PDO database, upon execution of this Agreement, such database shall be considered a work made for hire owned by the Client and if for any reason such database is not considered a work made for hire and owned by the Client, PSBI hereby irrevocably assigns and transfers all of its right, title and interest therein to the Client and all ownership rights therein shall immediately vest with the Client. The PDO database shall be considered proprietary and confidential information to the Client and may not be disclosed or revealed to any third party or used for any purpose other than for the benefit of the Client. The PDO database shall be licensed to PSBI (i) for so long as the services contemplated by the Section A.1.c. are required to be provided, or (ii) until the earlier termination of such license by the Client or upon the Client's request, and such license is extended for use in performing services for the benefit of the Client only and may not be used by PSBI for the benefit of any party other than the Client.

                  (d) Dental Maintenance Organization: PSBI maintains a call and processing center for participating Dental Maintenance Organization dental offices who need Dental Maintenance Organization program supplies. PSBI also performs special eligibility services for the Federated Department Stores' DMO plan, processes DMO limiting age letters, prints and distributes patient rosters to DMO dental offices and accepts "after-hours" rollover calls from DMO's nationwide membership services call centers from 5PM to 11 AM E.T. The charge basis will remain the same as it is shown in the most recent (January, 1998) Cross-Business Unit Billing report provided PSBI to the Client. The billing is based upon a cost plus 5% for costs incurred by PSBI in providing the services contemplated by this Section A.1.d.; provided, however, that the parties acknowledge the existed negotiated rates currently in place for the "after hours" rollover calls. Such service will be provided until December 31, 1998 and monthly billing reports will continue to be provided consistent with past practice.

                  (e) Prudential Healthcare Services Hotline: The Prudential
                      Healthcare services Hotline allows for Prudential Healthcare members to call a 24 hour telephone hotline when they are not in their local service area and need assistance to find a network physician or hospital or to gain approval for emergency care. The charge basis will remain the same as it is shown in the most recent (January, 1998) Cross-Business Unit


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                      Billing report provided by PSBI to the Client. The billing is based upon fee of $.04 per each insured member in the managed medical networks per month (3,835,246 members as of January, 1998) plus existing, negotiated fees for roll-over of membership services calls "after hours" from Client to PSBI from toll-free 800 numbers supplied by Client for its managed medical members who are employees of Prudential Securities, Incorporated, Sears, Prudential and Time. Such service will be provided until December 31, 1998 and monthly billing reports will continue to be provided consistent with past practice. The parties acknowledge that PSBI's source for managed medical network member counts is the Client's Lotus Notes database entitled PHC National Metrics (PAERCN).

                  (f) Fulfillment Services: Fulfillment services are provided by
                      PSBI to facilitate enrollment into Prudential Healthcare health plans. The charge basis will remain the same as documented in the pending contract between PSBI and Client for these services attached hereto as Exhibit A. Such service will be provided until June 30, 1998 and monthly billing reports will continue to be provided consistent with past practice.

                  (g) Pharmacy Services: Client Pharmacy unit is located in
                      PSBI's Bluegrass Parkway facility. PSBI currently provides office space, information systems and telecommunications and other requested support for the unit. The charge basis will remain the same as it is shown in the most recent (January, 1998) Billing report provided by PSBI to the Client. The billing is based upon a cost plus 5% for costs incurred by PSBI for the provision of services as contemplated by this Section A.1.g. Such service will be provided until April 1, 1999 and monthly billing reports will continue to be provided.

         2.       Healthcare Support Services Monthly Fees

                  The Healthcare Support Services shall be provided to the Client at the charge basis applicable to each service as set forth in Section A.(1) hereof.

         3.       Records

                  During the continuance of this Agreement PSBI shall maintain records, files and data coming into its possession by reason of the operation of this Agreement in accordance with the provisions of applicable laws concerning the administration of employee benefit programs, including any applicable confidentiality standards and/or minimum retention


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                  periods. Furthermore, the Client and PSBI may mutually agree to extend retention periods beyond the minimum required by law.

Section B. PAYMENT AND TERMS OF SERVICE FEES.

         The following terms shall apply to the payment of services by the Client to PSBI:

         Fees for services shall be paid as soon as practicable after the end of each month and PSBI shall report to the Client the total amount of fees due PSBI for services performed under this Agreement since the last such report (Fee Report). Payment of services are due upon receipt of the Fee Report. Any fees received after thirty (30) days will be assessed an additional one percent (1%) late fee per month, compounded monthly.

         The Client may dispute any Fee Report provided that the Client shall notify PSBI in writing (Dispute Notice) of each disputed item, specifying the amount thereon in dispute and setting forth, in detail, the basis for such dispute, within 10 business days of the Client's receipt of such disputed Fee Report. In the event of such a dispute, PSBI and the Client shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If PSBI and the client are unable to reach a resolution with such effect within 5 business days of PSBI's receipt of such Dispute Notice, PSBI and the Client shall submit the items remaining in dispute for resolution to an independent accounting firm of national reputation, as may be mutually acceptable to PSBI and the Client (Independent Accounting Firm), which shall, within 15 business days of such submission, determine and report to PSBI and the Client upon such remaining disputed items, and such report shall have the legal effect of an arbitral award and shall be final, binding and conclusive on PSBI and the Client. The fees and disbursements of the Independent Accounting Firm shall be allocated between PSBI and the Client in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm which is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

Section C. RELIANCE ON CLIENT PLAN DETAILS AND OTHER DATA.

         PSBI shall rely on the Client according to the following terms:

         1.       Empowerment to Act on Behalf of the Client

                  It is understood and agreed that the Client retains all final authority for the Healthcare Support Services, and that PSBI is empowered to act on


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                  behalf of the Client in connection with the Healthcare Support
                  Services only as provided in this Agreement.

         2.       Standard of Service

                  PSBI shall provide the Healthcare Support Services to the Client on such terms and in such a manner that is consistent with the standard of service provided from PSBI to the Client prior to the date hereof.

         3.       Reliance on Client for Current Employee Data

                  The Client will periodically report to PSBI any additions to, deletions from and changes in the participant data base for each of the services. In the event that there is a re-enrollment of participants, PSBI will update the data base to reflect all changes, to and including the changes resulting from the re-enrollment, and will furnish the Client with a report of all relevant data with respect to all current participants. The Client will then review that report, and either indicate any further changes that are required, or will countersign the report to indicate its approval. PSBI shall at all times be entitled to rely on the most recent participant data furnished or approved by the Client in the performance of its obligations under this Agreement.

         4. Reliance on Client for Identity of Person Authorized to Act for the Client

                  As of the effective date of this Agreement, and from time to time thereafter, the Client shall notify PSBI of the identity of those individuals who will be authorized to act for the Client in connection with this Agreement, together with any limitations which the Client may wish to impose on the authority of such individuals. PSBI shall always be entitled to rely on instructions and directions given to it by such individuals acting within the scope of their authority.

         5.       Reliance on Client for Accurate Information and Data

                  PSBI shall have no responsibility for any error in the administration of the Plan which results from its reliance on information or data furnished or approved by the Client in accordance with the provisions of this Agreement.


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Section D. INDEMNIFICATION.

         The following terms shall apply regarding Indemnification:

         1.       Tax Indemnification

                  In the event that the federal government or any state, province or other governmental body shall have assessed any tax against PSBI or any of its subcontractors under this Agreement with respect to any feature of or transaction under the Healthcare Support Services or this Agreement, including (without limiting the generality of the foregoing) any benefits payable or enrollment under the Healthcare Support Services or any services provided or fees payable under this Agreement (but excluding any tax on income earned by PSBI or any of its subcontractors), the Client shall, upon demand, reimburse PSBI to the extent of such taxes plus any expenses incurred by PSBI in connection therewith, including (without limiting the generality of the foregoing) any penalties or interest assessed with such taxes.

                  The Client further agrees to hold harmless and indemnify PSBI from any levy, assessment, penalties, interest, expenses or tax arising from a benefit under the Healthcare Support Services or any service or transaction under this Agreement, but excluding any tax on earnings or capital gains.

         2.       General Indemnification

                  PSBI agrees to hold harmless and indemnify the Client from Indemnifiable Losses arising out of the establishment and administration of the Healthcare Support Services, provided that the liability therefor was the direct consequence of violation of applicable laws, negligence, criminal conduct or fraud on the part of PSBI.

                  Except as described in the preceding paragraph, the Client agrees to hold harmless and indemnify PSBI from any Indemnifiable Losses arising out of or in connection with this Agreement including but not limited to any Indemnifiable Losses arising in connection with the release of any information or data relating this Agreement by PSBI to the Client, or to a third party at the request of the Client.

                  The Client agrees to hold harmless and indemnify PSBI from any overpayment for which attempted recovery has been unsuccessful, which PSBI at its sole discretion has determined to abandon.


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                  As used in this Agreement, the term "Indemnifiable Losses"
                  shall include any claim, damage, lawsuit, settlement, judgment or penalty, including attorney's fees and other expenses in connection therewith.

         3.       Survival of Provisions on Termination of Agreement

                  The termination of this Agreement shall not operate to vacate the effect of the provisions of this Section D with respect to services provided and actions taken under this Agreement prior to such termination.

Section E. EMPLOYMENT OF COUNSEL AND RESOLUTION OF LITIGATION.

         1.       Responsibilities of Parties

                  In the event of litigation, to the extent the parties share an interest in the defense and result of the litigation, each party:

                  (a) Reserves the right to select and retain counsel to protect its interest;

                  (b) Will notify the other party concerning the existence of such litigation promptly upon learning such litigation;

                  (c) Will cooperate fully by providing the other party with all relevant and unprivileged information and documents within its possession or control; and

                  (d) Will reasonably assist the other party in preparation for litigation and in the defense of such litigation.

         2.       Cooperation

                  In the event PSBI and Client are co-defendants in litigation, the parties will cooperate in good faith with each other to defend, settle, compromise, or otherwise resolve such litigation consistent with the terms of this Agreement. In the event PSBI is the sole named defendant in litigation, PSBI shall have the discretion to defend, settle, compromise, or otherwise resolve such litigation.

         3.       Survival of Terms

                  The provisions of this section shall survive the termination of this Agreement.


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Section F. GENERAL PROVISIONS

         1.       Choice of Law

                  This Agreement and the obligations of the Parties hereto shall be governed and construed in accordance with the laws of the State of New York.

         2.       Standard of Care

                  PSBI will discharge its obligations under this Agreement in good faith and without misconduct.

         3.       Amendment

                  This Agreement shall only be amended or modified by mutual agreement of the parties. Notwithstanding the foregoing, PSBI shall have the right to unilaterally amend the terms of this Agreement, prospectively, on account of, and consistent with, any change in the law, or any regulations issued thereunder.

         4.       Reservation of Right Not to Perform

                  PSBI, in its sole discretion, may refuse to act in accordance with any request of the Client, if PSBI determines that compliance with such request may result in the violation of any law or regulation.

         5.       Entire Contract

                  This Agreement is entire and complete as to all of this terms and supersedes all previous agreements, promises, proposals and representations, whether oral or written. It may be executed in duplicate counterparts, each of which may be considered as original and fully enforceable. Except as otherwise provided in this Agreement, no termination, revocation, waiver, modification, or amendment of this Agreement shall be binding unless agreed to in writing and signed by all Parties to this Agreement.

         6.       Severability

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.


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         6a.      Assignments and Sub-contracts

                  This Agreement, being intended to secure the services of PSBI, shall not be assigned, subcontracted, sub-let, delegated or transferred by PSBI without the prior written consent of the Client. The Client may, in it sole and absolute discretion, assign this Agreement or may delegate any of its rights or obligations without the consent of PSBI but will provide 30 days advance written notice to PSBI.

         7.       Notices

                  All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified or registered mail, postage prepaid, with proper address indicated below. PSBI and the Client may, by written notice given by each to the other, designate any address or addresses to which notices or other communications to them shall be sent when required as contemplated by this Agreement. Until otherwise provided by the respective Parties, all notices, certificates and communications to each of them shall be addressed as follows:

                  To Prudential Service Bureau, Inc.: Prudential Service Bureau,
                                                      Inc.
                                                      11405 Bluegrass Parkway
                                                      Louisville, KY 40299

                  To Client:                          Prudential HealthCare
                                                      56 North Livingston Avenue
                                                      Roseland, NJ 07068
                                                      Attn: Edward Baird

Section G. TERMINATION AGREEMENT

         The following terms shall apply regarding the termination of this Agreement.

         1.       Effective Date of Termination

                  This Agreement shall terminate as of December 31, 1998, or as of the effective date of any modification entered into pursuant to Section F.(3.) hereof. Any services defined in Section A.1. may be terminated by either party within 60 days advanced, written notice.


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         2.       Termination Due to Failure to Remit Fee

                  This Agreement shall also terminate as of the date specified in a written notice of termination from PSBI to the Client because of the Client's failure to remit service fees within the time frame specified in Section B of this Agreement.

         3.       Written Notice of Termination

                  Furthermore this Agreement may be terminated by either the Client or PSBI as of the expiration of the day prior to the first of any month, provided that the terminating party has furnished the other party written notice, at least 90 days prior to the proposed date of termination, of its intent to terminate on that date.

         4.       Continuance of Service Upon Termination

                  Upon termination of this Agreement PSBI shall forward to the Client, or to another party designated by the Client, such records, files and data as the Client may reasonably require for the continued operation of the Healthcare Support Services. PSBI will transmit an invoice to Client for services rendered following termination of this Agreement, this invoice shall be payable upon receipt of such invoice.






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